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                                        EXHIBIT 15



                          ACCOUNTANTS' ACKNOWLEDGEMENT


The Board of Directors
Pfizer Inc.:

     With respect to the Registration Statement on Form S-8 (No. 33-        ) of
Pfizer Inc., we acknowledge our awareness of the use therein of our reports dated May 17, 1994 and August 15, 1994 relating to our reviews of interim financial information.

     Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.




                                                  KPMG Peat Marwick LLP


/s/ KPMG Peat Marwick LLP

New York, New York

October 5, 1994